Exhibit 2.9

AMENDED AND RESTATED BY-LAWS

OF PREFLOGIC, INC.

ARTICLE I

Meeting of Stockholders

Section 1. Annual Meeting. The annual meeting of stockholders of PrefLogic, Inc. (the “Corporation”) for the election of Directors and for the transaction of other business shall be held at such time and such place within or without the State of Delaware as shall be determined by the Board of Directors, the President or the Chief Executive Officer and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Special Meetings. A special meeting of stockholders may be called by the Board of Directors, the President or Chief Executive Officer, and shall be called by the President or the Chief Executive Officer, the Secretary or an Assistant Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the holders of record of twenty percent (20%) or more of the outstanding shares of the stock of the Corporation entitled to vote at the meeting. Each special meeting of stockholders shall be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.

Section 3. Notice and Purpose of Meetings. Written notice of each meeting of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the meeting to each stockholder of record entitled to vote at the meeting. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with first-class post- age thereon prepaid, directed to each stockholder at his or her address as it appears on the records of the Corporation.

Section 4. Procedure. At each meeting of stockholders the order of business and all other matters of procedure may be determined by the person presiding at the meeting.

Section 5. List of Stockholders. The Officer who has charge of the stock ledger of the Corporation shall prepare and take at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of the stock of the Corporation registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. Except as otherwise required by law or the certificate of incorporation, a quorum at all meetings of stockholders shall consist of the holders of record of not less than a majority of the outstanding shares of the stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, except when the stockholders are required to vote by class, in which event the holders of record of not less than a majority of the outstanding shares of the appropriate class shall be present in person or represented by proxy.

Section 7. Adjournments. The stockholders entitled to vote who are present in person or represented by proxy at any meeting of stockholders, whether or not a quorum shall be present at the meeting, shall have power by a majority of the votes cast to adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place to which the meeting is adjourned. At any adjourned meeting held without notice at which a quorum shall be present any business may be transacted that might have been transacted on the original date of the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 8. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of the stock of the Corporation standing in his or her name on the record of stockholders on the record date fixed for the meeting or, if no record date for the meeting was fixed, on the date of the meeting. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may act in person or may authorize another person or persons to act for such stockholder by proxy, but no proxy shall be voted or acted upon after three (3) years from its date unless it provides for a longer period.

Directors elected at any meeting of stockholders shall, except as otherwise required by law, be elected by a plurality of the votes cast. All other corporate action to be taken by vote of stockholders shall, except as otherwise required by law or the certificate of incorporation, be authorized by a majority of the votes cast.

Section 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action (including, without limitation, adoption, amendment or repeal of these By-Laws) which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. An electronic transmission transmitted by a stockholder consenting to an action to be taken shall be deemed to be a consent in writing for purposes hereof. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10. Waiver of Notice. Whenever notice is required by law or these By-Laws to be given to any stockholder, a written waiver thereof, signed by such stockholder in person or by proxy, whether before or after the time stated therein, shall be deemed equivalent to notice. The attendance of any stockholder at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice.

Section 11. Inspectors of Election. The Board of Directors may, in advance of any meeting of the stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed in advance of the meeting, the person presiding at such meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any inspector appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. No person who is a candidate for the office of Director of the Corporation shall act as an inspector at any meeting of the stockholders at which Directors are elected.

Section 12. Duties of Inspectors of Election. Whenever one or more inspectors of election may be appointed as provided in these By-Laws, he, she or they shall determine the number of shares outstanding and entitled to vote, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.

ARTICLE II

Directors

Section 1. General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

Section 2. Number and Qualifications. The Board of Directors shall consist of one or more members. The exact number of Directors shall initially be fixed by the Incorporator and thereafter from time to time by action of the stockholders or by vote of a majority of the entire Board of Directors.

Section 3. Election and Term of Office. Except as otherwise required by law or these By-Laws, each Director shall be elected at the annual meeting of stockholders of the Corporation and shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal.

Section 4. Resignation. Any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time specified therein; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Removal of Directors. Except as otherwise provided by law, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of at least seventy-five percent (75%) of the shares of the stock of the Corporation then entitled to vote at an election of Directors.

Section 6. Vacancies. Newly created directorships and vacancies in the Board of Directors, including vacancies resulting from the resignation of Directors effective immediately or at a future date or from the removal of Directors, with or without cause, may be filled by vote of the stockholders, by vote of a majority of the Directors then in office (including Directors whose resignations are effective at a future date), although less than a quorum, or by the sole remaining Director. Each Director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. A vote to fill a vacancy or vacancies created by the resignation or resignations of a Director or Directors effective at a future date shall take effect when the resignation or resignations become effective.

Section 7. First Meeting of Newly Elected Directors. The first meeting of the newly elected Board of Directors may be held immediately after the annual meeting of stockholders and at the same place as the annual meeting of stockholders, provided a quorum is present, and no notice of the meeting shall be necessary. In the event the first meeting of the newly elected Board of Directors is not held at said time and place, it shall be held as provided in Section 8 or 9 of this Article II.

Section 8. Regular Meetings of Directors. Regular meetings of the Board of Directors may be held without notice at such time and such place within or without the State of Delaware as may be fixed from time to time by resolution of the Board of Directors. If any day fixed for a regular meeting shall be a legal holiday at a place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

Section 9. Special Meetings of Directors. A special meeting of the Board of Directors may be called by the President or the Chief Executive Officer, in the absence or disability of the President and Chief Executive Officer, any Vice President, or by any two (2) Directors, or if there is only one Director by that one Director. Each special meeting of the Board of Directors may be held at such time and such place within or without the State of Delaware on at least 24 hours’ notice to each director given by one of the means specified in Section 3.10 hereof other than by mail or on at least three days’ notice if given by mail.

Section 10. Notice. Subject to Section 3.9 and 3.17, any notice required to be given to any director by applicable law, the Certificate of Incorporation or these By-laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, e-mail or by other means of electronic transmission.

Section 11. Quorum and Action by the Board. At all meetings of the Board of Directors, except as otherwise required by law or these By-Laws, a quorum shall be required for the transaction of business and shall consist of not less than a majority of the entire Board of Directors, and the vote of a majority of the Directors present shall decide any question that may come before the meeting. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time or place without notice other than announcement at the meeting of the time and place to which the meeting is adjourned.

Section 12. Procedure. The order of business and all other matters of procedure at every meeting of the Board of Directors may be determined by the person presiding at the meeting.

Section 13. Committees of Directors. The Board of Directors may, by resolution adopted by vote of a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or alternate member of a committee the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and mayexercise all the powers and authority of the Board of Directors in the management of the property, business and affairs of the Corporation, and may authorize the seal, if any, of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board of Directors in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending these By- Laws of the Corporation, declaring a dividend or authorizing the issuance of stock. Each such committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. A majority vote of all the members of any such committee may fix its rules or procedure, determine its actions and fix the time and place within or without the State of Delaware for its meetings and specify the number of members required to constitute a quorum and what notice thereof, if any, shall be given unless the Board of Directors shall otherwise provide. The Board of Directors may at any time fill vacancies in, change the membership of or discharge any such committee.

Section 14. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

Section 15. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 16. Presence at Meeting by Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at the meeting.

Section 17. Notice Generally; Waiver of Notice. Whenever notice is required to be given to any Director by applicable law, the certificate of incorporation or these By-laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, facsimile, e-mail or by other means of electronic transmission and such notice may be waived by the Director entitled to the notice, in writing signed by, or by electronic transmission by such Director, whether before or after such notice is required, which waiver shall be deemed equivalent to notice.

ARTICLE III

Officers

Section 1. Officers; Term of Office. The officers of the Corporation shall be elected by the Board of Directors and shall include a President,, a Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may from time to time elect or appoint such additional Officers as it may determine. Such additional Officers shall have such authority and perform such duties as the Board of Directors may from time to time prescribe. Any two or more officers may be held by the same person.

Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

Section 2. Removal. Any Officer may be removed or have his or her authority suspended by the Board of Directors at any time with or without cause.

Section 3. Resignation. Any Officer may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time specified therein; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Vacancies. A vacancy in any office arising for any reason may be filled by the Board of Directors.

Section 5. The President. The President shall have general supervision over the business of the Corporation and other duties incident to the office of president, and any other duties as may be from time to time assigned to the President by the Board of Directors and subject to the control of the Board of Directors in each case.

Section 6. The Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him or her from time to time by the President.

Section 7. The Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary shall keep in safe custody the seal of the Corporation and have authority to affix the seal to all documents requiring it and attest to the same.

Section 8. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 9. Officers Holding Two or More Offices. Any two (2) or more offices may be held by the same person but no Officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or otherwise to be executed or verified by two (2) or more Officers.

Section 10. Duties of Officers May be Delegated. In case of the absence or disability of any Officer of the Corporation, or in case of a vacancy in any office or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, except as otherwise provided by law, may temporarily delegate the powers or duties of any Officer to any other Officer or to any Director.

Section 11. Security. The Corporation may secure the fidelity of any or all of its Officers or agents by bond or otherwise, as may be required from time to time by the Board of Directors.

ARTICLE IV

Indemnification of Officers and Directors

Section 1. Right of Indemnification. Each Director and Officer of the Corporation, whether or not then in office, shall be indemnified by the Corporation for the defense of, or in connection with, any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, administrative or investigative, in accordance with and to the fullest extent permitted by the General Corporation Law of the State of Delaware or other applicable law, as such law now exists or may hereafter be adopted or amended; provided, however, that the Corporation shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by such a Director or Officer only if such action or proceeding (or part thereof) was authorized by the Board of Directors.

Section 2. Advancement of Expenses. Expenses incurred by a Director or Officer in connection with any action or proceeding as to which indemnification may be given under Section 1 of this Article IV may be paid by the Corporation in advance of the final disposition of such action or proceeding upon (a) the receipt of an undertaking by or on behalf of such Director or Officer to repay such advancement in case such Director or Officer is ultimately found not to be entitled to indemnification as authorized by this Article IV, and (b) approval by the Board of Directors acting by a quorum consisting of Directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by the stockholders. To the extent permitted by law, the Board of Directors or, if applicable, the stockholders shall not be required to find that the Director or Officer has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding before the Corporation makes any advance payment of expenses hereunder.

Section 3. Availability and Interpretation. To the extent permitted under applicable law, the rights to indemnification and to the advancement of expenses provided in this Article IV (a) shall be available with respect to events occurring prior to the adoption of this Article IV, (b) shall continue to exist after any rescission or restrictive amendment of this Article IV with respect to events occurring prior to such rescission or amendment, (c) shall be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding or, at the sole discretion of the Director or Officer, on the basis of applicable law in effect at the time such rights are claimed, and (d) shall be in the nature of contract rights that may be enforced in any court of competent jurisdiction as if the Corporation and the Director or Officer for whom such rights are sought were parties to a separate written agreement.

Section 4. Other Rights. The rights of indemnification and to the advancement of expenses provided in this Article IV shall not be deemed exclusive of any other rights to which any Director or Officer of the Corporation or other person may now or hereafter be otherwise entitled whether contained in the certificate of incorporation, these By-Laws, a resolution of the Board of Directors or an agreement. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in this Article IV shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any Director or Officer of the Corporation or other person in any action or proceeding to have assented or allowed in his or her favor, against the Corporation or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

Section 5. Severability. If this Article IV or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article IV shall remain fully enforceable.

ARTICLE V

Shares and Transfer

Section 1. Certificates. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the President or the Chief Executive Officer or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 2. Issuance of Certificates. Within a reasonable time after the issuance or transfer of uncertified shares, the corporation shall send to the registered owner thereof a written notice, which may be sent by electronic transmission, that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Delaware, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares imposed by the corporation’s Certificate of Incorporation, these By-laws, any agreement among shareholders or any agreement between shareholders and the Corporation.

Section 3. More Than One Class of Stock. The Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except for restrictions on transfer of stock (as provided in Section 202 of the General Corporation Law of Delaware), in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 4. Stock Ledger. A record shall be kept (i) by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases) or (ii) by the Secretary, by the transfer agent, or by any other Officer, employee or agent designated by the Board of Directors of the name of the individual, firm or corporation holding the shares of the stock of the Corporation represented by each certificate, the number of shares represented by such certificate, the date of issue thereof and, in case of cancellation, the date of cancellation thereof.

Section 5. Transfer of Shares; Transfer Agents. Stock of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the president or any vice president or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of the stock of the Corporation to receive dividends, and to vote as such owner, and to hold liable for call and assessment a person registered on its books as the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the certificate of incorporation or these By- Laws, concerning the issue, transfer and registration of certificates representing shares of the stock of the Corporation. It may appoint, or authorize any Officer or Officers to appoint, one or more transfer clerks or one or more transfer agents or one or more registrars, and may require all such certificates to bear the signature or signatures of any of them.

Section 8. Lost, Stolen and Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

Section 9. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of shares of the stock of the Corporation, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) or less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Only such stockholders, as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting of stockholders and any adjournment thereof, or to receive payment of such dividend or such other distribution or such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of shares of the stock of the Corporation, or to participate in such other action, or to give such consent, as the case may be, notwithstanding any transfer of any shares of the stock of the Corporation on the books of the Corporation after any such record date so fixed. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meetings; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

If no record date is fixed by the Board of Directors, (a) the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

Finances

Section 1. Corporate Funds. The funds of the Corporation shall be deposited in its name with such banks, trust companies or other depositories as the Board of Directors may from time to time designate. All checks, notes, drafts and other negotiable instruments of the Corporation shall be signed by such Officer or Officers, employee or employees, agent or agents as the Board of Directors may from time to time designate. No Officers, employees or agents of the Corporation, alone or with others, shall have power to make any checks, notes, drafts or other negotiable instruments in the name of the Corporation or to bind the Corporation thereby, except as provided in this Section 1.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise provided by the Board of Directors.

Section 3. Dividends; Reserves. Dividends upon the stock of the Corporation payable out of funds legally available therefor may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the stock of the Corporation. Before declaring any dividend, the Board of Directors may set aside out of any funds of the Corporation legally available for dividends such sum or sums as the Board of Directors from time to time in its discretion shall deem proper as a reserve for working capital, for contingencies, for equalizing dividends or for such other purpose or purposes as the Board of Directors shall deem conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 4. Loans to Employees and Officers. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any Officer or other employee of the Corporation, including any Officer or employee who is also a Director of the Corporation, whenever in the judgment of the Board of Directors such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

ARTICLE VII

General Provisions

Section 1. Form and Use of Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 3. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 4. Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 5. Conflict with Applicable Law or Certificate of Incorporation. These by- laws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these by-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE VIII

Amendments

Section 1. Procedure for Amending By-Laws. These by-laws may be amended, altered, changed, adopted and repealed or new by-laws adopted by the Board of Directors. The stockholders may make additional by-laws and may alter and repeal any by-laws whether such by- laws were originally adopted by them or otherwise.